UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 2, 2012

Commission File Number	Exact name of registrant as specified in its charter; State or other jurisdiction of incorporation; Address of principal executive offices; and Registrant’s telephone number including area code	IRS Employer Identification Number

333-173712	BWAY PARENT COMPANY, INC. Delaware 8607 Roberts Drive, Suite 250 Atlanta, Georgia 30350-2237 770-645-4800	27-1902348

333-172764-01	BWAY INTERMEDIATE COMPANY, INC. Delaware 8607 Roberts Drive, Suite 250 Atlanta, Georgia 30350-2237 770-645-4800	27-2594571

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 2, 2012, BWAY Parent Company, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BOE Intermediate Holding Corporation, a Delaware corporation (“Buyer”), BOE Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Buyer (“Merger Sub”), and Madison Dearborn Capital Partners VI-A, L.P., a Delaware limited partnership, solely in its capacity as representative as set forth in the Merger Agreement, providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Buyer. Buyer and Merger Sub are affiliates of Platinum Equity, LLC (“Platinum”). The Merger Agreement and the transactions contemplated thereby were approved unanimously by the Company’s board of directors and by the Company’s stockholders holding a majority of the issued and outstanding shares of capital stock of the Company.

The purchase price is $1.24 billion (which includes the assumption (or replacement) of existing indebtedness), subject to a working capital adjustment. It is currently contemplated that certain management stockholders may “rollover” a portion of their current shares of Company common stock into equity interests of the Buyer or an entity of which Buyer is a wholly-owned subsidiary in connection with the closing of the Merger.

At the effective time of the Merger (the “Effective Time”), each share of Company common stock issued and outstanding immediately prior to the Effective Time (other than shares owned or held (i) directly or indirectly by the Company or Buyer, (ii) by stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law or (iii) members of Company management that have elected to rollover all or a portion of their Company common stock into equity securities of Buyer) will be automatically cancelled and converted into the right to receive, upon the delivery of a duly executed and completed letter of transmittal and surrender of the applicable stock certificate, cash in the amount of the closing per share merger consideration and, in accordance with the terms and conditions of the Merger Agreement, the additional per share merger consideration (which may result from adjustments to the purchase price and/or distributions from the escrow account established in connection with the transactions contemplated under the Merger Agreement). At the Effective Time, each outstanding option to purchase Company common stock shall automatically be settled in exchange for the right to receive, with respect to each share of Company common stock subject to such option, cash in the amount of the closing per share merger consideration minus the exercise price per share of each such option and, in accordance with the terms and conditions of the Merger Agreement, the additional per share merger consideration, and such option shall automatically be cancelled and retired and cease to exist.

Consummation of the Merger is subject to customary closing conditions, including without limitation (i) the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and (ii) (A) no law or order of any governmental entity of competent jurisdiction shall be in effect as of the closing which restrains, prohibits or makes illegal the consummation of the Merger or the other transactions contemplated by the Merger Agreement and (B) no action shall be pending or threatened by any governmental entity of competent jurisdiction which restrains, prohibits or makes illegal the Merger or the other transactions contemplated by the Merger Agreement.

In addition, the Merger Agreement provides that the closing of the Merger shall occur (i) on the later of (A) the third business day following the first date on which the closing conditions set forth in the Merger Agreement would have been satisfied or waived if the closing had been scheduled to occur on such date and (B) the earlier of (1) the last day of the “Marketing Period” (as defined below) and (2) the third business day following the date on which Buyer delivers written notice to the Company waiving this subclause (B), or (ii) on such other date as the parties to the Merger Agreement shall agree in writing. “Marketing Period” is defined in the Merger Agreement, subject to the terms and conditions therein, to be the first 18 consecutive business days (as defined in the Merger Agreement) throughout which (i) Buyer has received certain specified information to be used in connection with the financing and (ii) all mutual conditions to the obligations of the Company, Buyer and Merger Sub to consummate the Merger (other than the HSR Condition) have been satisfied and nothing shall have occurred and no condition shall exist that would cause, or would reasonably be expected to cause, any of such conditions or any of those closing conditions specific to Buyer and Merger Sub to fail to be satisfied assuming the closing were to be scheduled at any time during such 18-business day period. Completion of the Merger is expected to occur in the fourth quarter of 2012. There can be no assurance, however, that the Merger and the transactions contemplated by the Merger Agreement will occur within the expected timeframe or at all. If the Merger is not consummated by January 31, 2013 (as such date may be extended in accordance with the Merger Agreement, the “Termination Date”), subject to certain exceptions as provided in the Merger Agreement, Buyer and the Company each have the right, subject to the terms and conditions of the Merger Agreement, to terminate the Merger Agreement.

The Merger Agreement provides that Buyer and Merger Sub will be required to pay the Company a reverse termination fee of $40.0 million if the Merger Agreement is terminated by the Company or Buyer under specified circumstances.

Buyer and Merger Sub have obtained an equity financing commitment from funds affiliated with Platinum for the transactions contemplated by the Merger Agreement. Platinum has also agreed to guarantee certain obligations of Buyer and Merger Sub under the Merger Agreement, on the terms and subject to the conditions set forth in a limited guarantee in favor of the Company, including the payment of any reverse termination fee (as described above) and specified costs and expenses that may become payable by Buyer.

Buyer and Merger Sub have also received debt financing commitments from affiliates of Bank of America, N.A. and Deutsche Bank Securities Inc. to provide debt financing for the transactions contemplated by the Merger Agreement, subject to a number of conditions which we believe are customary for financings of this type or are otherwise similar to certain conditions in the Merger Agreement.

The Company has made various representations, warranties and covenants in the Merger Agreement, including covenants regarding the conduct of the business of the Company prior to the consummation of the Merger. The Company may not take certain specified actions prior to the Effective Time without the prior written consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), including, without limitation, incurring any debt other than borrowings under the Company’s existing credit facility made in the ordinary course of business consistent with past practice and granting any stock options. Furthermore, the Company has agreed that until the earlier of closing and the termination of the Merger Agreement in accordance with its terms, it shall not directly or indirectly, (i) provide any information to any third party, other than Buyer and its agents and representatives, with respect to any “Competing Transaction” (as defined below), (ii) solicit, initiate or encourage proposals, offers or inquiries from a third party other than Buyer with respect to any Competing Transaction, (iii) engage in, participate in or facilitate any negotiations or discussions with any third party other than Buyer and its agents and representatives with respect to any Competing Transaction or (iv) enter into any letter of intent or other agreement with a third party other than Buyer with respect to any Competing Transaction. “Competing Transaction”, as defined in the Merger Agreement, includes (A) the sale or issuance of any debt or equity securities of the Company or any of its subsidiaries, (B) the sale of capital stock of the Company or any of its subsidiaries by any stockholder deemed an agent of the Company or by the Company’s other stockholders of more than 5% in the aggregate of such outstanding capital stock to any third party (subject to certain exclusions), (C) the sale or exclusive license of a material portion of the assets of the Company and its subsidiaries and (D) any merger, consolidation, business combination, joint venture, recapitalization or other extraordinary transaction involving the Company and its subsidiaries. The stockholders of the Company have already approved and adopted the Merger and the Merger Agreement by written consent.

FORWARD-LOOKING STATEMENTS

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to substantial risks, uncertainties and assumptions. You should not place reliance on these statements. Forward-looking statements include information concerning the proposed Merger, including descriptions of the equity and debt financing transactions contemplated by the Merger Agreement. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of expected future developments and other factors we believe are appropriate in these circumstances. As you read and consider this filing, you should understand that these statements are not guarantees of performance or results, including the consummation of the Merger. Many factors could affect our actual performance and results and could cause actual results to differ materially from those expressed in the forward-looking statements, including uncertainties associated with the proposed sale of the Company to affiliates of Platinum, the anticipated timing of filings and approvals relating to the transactions contemplated under the Merger Agreement, the expected timing of completion of such transactions, the ability of third parties to fulfill their obligations relating to such transactions and the ability of the parties to satisfy the closing conditions set forth in the Merger Agreement. Please refer to our filings with the SEC for a discussion of other factors that may affect future performance or results.

In light of these risks, uncertainties and assumptions, the forward-looking statements contained in this document might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 8.01. Other Events

On October 2, 2012, the Company issued a press release announcing entry into the Merger Agreement. A copy of the press release issued is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

99.1	Press release dated October 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrants set forth below have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 5, 2012

BWAY PARENT COMPANY, INC.

By:	/s/ Michael B. Clauer
Michael B. Clauer
Executive Vice President and Chief Financial Officer

BWAY INTERMEDIATE COMPANY, INC.

By:	/s/ Michael B. Clauer
Michael B. Clauer
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 2, 2012.